ADDITIONAL INFORMATION

Shareholder Meetings

At a special shareholders? meeting held on May 27, 2010, shareholders of Loomis Sayles Funds I voted for the following proposals:

1. Election of Trustees for Loomis Sayles Funds I:

Nominee
Voted FOR:

Kenneth A. Drucker
1,441,815,529
Wendell J. Knox
1,441,546,136
Erik R. Sirri
1,441,468,045
Peter J. Smail
1,439,322,472


Nominee
Withheld:

Kenneth A. Drucker
17,903,098
Wendell J. Knox
18,172,491
Erik R. Sirri
18,250,582
Peter J. Smail
20,396,155

Nominee
Total Votes:
Kenneth A. Drucker
1,459,718,627
Wendell J. Knox
1,459,718,627
Erik R. Sirri
1,459,718,627
Peter J. Smail
1,459,718,627


In addition to the trustees named above, the following also serve as trustees of the Trust:
Graham T. Allison, Jr., Edward A. Benjamin, Daniel M. Cain,
Sandra O. Moose, Cynthia L. Walker, Robert J. Blanding and John T. Hailer.


Exhibit 77C